Exhibit 6

Form of Medium-Term Note, Series D, ELEMENTSSM Linked to the SPECTRUM Large Cap U.S.
Sector Momentum Index developed by BNP Paribas due August 8, 2022

REGISTERED

NO. EL-1

CUSIP NO.: 870297 504

AB SVENSK EXPORTKREDIT

(SWEDISH EXPORT CREDIT CORPORATION)

MEDIUM-TERM NOTE, SERIES D,

ELEMENTSSM

 (Linked to the SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP
Paribas)

due August 8, 2022

Unless and until it is exchanged in whole or in part for the individual Debt Securities represented hereby, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of CEDE & CO. or such other name as is requested by an authorized representative of DTC (and any payment is made to CEDE & CO. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, inasmuch as the registered owner hereof, CEDE & CO., has an interest herein.

As used herein, “this Note” means this master global note certificate and “Notes” means the book-entry notes represented by this Note.

PRINCIPAL AMOUNT:	At any time, the outstanding Principal Amount of this Note shall be the last amount set forth on Schedule I hereto under the heading “Remaining Principal Amount”.

Notes represented by this Note may be issued after the date hereof upon notice by the Company to the Trustee, without the consent of the beneficial owners of the Notes then outstanding, and will have the same rights and privileges as Notes issued on the date hereof.

MATURITY DATE:	August 8, 2022.

INTEREST RATE:	This Note will not bear interest (except as provided herein in the event of default in the payment of the

Principal Amount when due or in the payment of the Repurchase Value of Notes duly offered for repurchase hereunder).

SPECIFIED CURRENCY:	U.S. Dollars.

INDEX:

The SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas (also known as the S&P Custom/BNP Paribas – SPECTRUM US Sector Momentum Index™) or any Successor Index (as defined herein) as it may be modified, replaced or adjusted from time to time as described under “Discontinuance or Modification of the Index” below.

INDEX COMPONENT:	At any time, any of the stocks included in the Index.

INDEX SPONSOR:	BNP Paribas or any other entity, including any successor sponsor, that determines and publishes the Index as then in effect.

REDEMPTION AMOUNT AT MATURITY:	The principal amount of this Note on the Maturity Date times the Index Factor on the Final Valuation Date times the Fee Factor on the Final Valuation Date.

INDEX FACTOR:

On (a) the Final Valuation Date, the average of the closing values of the Index for the five Trading Days immediately prior to and including the Scheduled Final Valuation Date (the “Calculation Period”) divided by the Initial Index Level, and (b) any other Valuation Date, the closing value of the Index on such Valuation Date divided by the Initial Index Level, in each case (i) as published by the Index Sponsor or, if the Index Sponsor does not publish such a price, as quoted by another publicly available source selected by the Securities Calculation Agent in its reasonable judgment or, if no such other source is available, as calculated by the Securities Calculation Agent in good faith, and (ii) subject to the effect of any Market Disruption Event or the Discontinuance or Modification of the Index.

FEE FACTOR:	On any Valuation Date, including the Final Valuation Date, one minus the product of (i) 0.75% and (ii) the number of days elapsed from the

Inception Date to and including such Valuation Date divided by 365.

INITIAL INDEX LEVEL:	•

VALUATION DATE:

Each Tuesday from October 30, 2007 to August 2, 2022 inclusive or, if such date is not a Trading Day, the next succeeding Trading Day, unless the Securities Calculation Agent determines that a Market Disruption Event occurs or is continuing on that day.  A weekly scheduled Valuation Date (other than the Final Valuation Date) may be postponed due to a Market Disruption Event up to four scheduled Trading Days.  If postponement of such a Valuation Date due to a Market Disruption Event occurs, such postponement will continue until the next Trading Day on which there is no Market Disruption Event, up to four scheduled Trading Days.  If a Market Disruption Event causes the postponement of such Valuation Date for four scheduled Trading Days, the value of the Index for the related Repurchase Date (as defined below) will be determined (or, if not determinable, estimated) by the Securities Calculation Agent in a manner which it considers commercially reasonable under the circumstances on such Valuation Date, as postponed.  If a Valuation Date is postponed due to a Market Disruption Event, the related Repurchase Date will also be postponed by an equal number of Business Days.

FINAL VALUATION DATE:

August 2, 2022 or, if such day is not a Trading Day, the next succeeding Trading Day (the “Scheduled Final Valuation Date”), unless postponed as described below.  If the Securities Calculation Agent determines that a Market Disruption Event occurs or is continuing during the Calculation Period, the Final Valuation Date will be the first following Trading Day on which the Securities Calculation Agent determines that there are five Trading Days since the first day of the Calculation Period on which there was no Market Disruption Event occurring and the Index Factor will be determined on the basis of the average of the closing values of the Index on those five Trading Days.  In no event, however, will the Final Valuation Date be postponed by more than five scheduled Trading Days.  If there are fewer than five such Trading Days during the Calculation Period and the five scheduled Trading Days after the Calculation Period (the “Extended Valuation Period”), the Index Factor will be determined on the basis of the average of the closing values of the Index on those Trading Days.  If there is one such Trading Day during the Calculation Period and the Extended Valuation Period, the Index Factor will be determined on the basis of the closing value of the Index on that Trading Day.  If there are no such Trading Days during the Calculation Period and Extended Valuation Period, the Index Factor will be calculated by reference to the closing value of the Index determined (or, if not determinable, estimated by the Securities Calculation Agent in a manner which it considers commercially reasonable under the circumstances) on the final scheduled Trading Day in the Extended Valuation Period.  If the Final Valuation Date is postponed due to a Market Disruption Event as described above, the Maturity Date will also be postponed by an equal number of Business Days up to five Business Days.

REPURCHASE DATE:

Each day that is the fourth Business Day following a Valuation Date (but in no event later than July 25, 2022 or, if such day is not a Business Day, the next succeeding Business Day), subject to postponement as provided under “Valuation Date” above in the event of a Market Disruption Event.

REPURCHASE OPTION:

Any holder of Notes represented by this Note may elect to offer Notes for repurchase by the Company on any Repurchase Date in an aggregate principal amount of $5,000,000 or more by following the procedures set forth below.

•     Cause its broker to deliver an irrevocable Offer to Repurchase, in the form set forth as to Annex A to this Note, to Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) by 5:00p.m., New York City time, on the fifth scheduled Business Day before the Valuation Date applicable to such Repurchase Date and MLPF&S must have acknowledged receipt from such broker;

•     Cause its broker to book a delivery vs. payment trade with respect to the Notes offered for repurchase on such Valuation Date at a price equal to the Repurchase Value on such Valuation Date, facing MLPF&S as agent for the Company; and

• Cause the DTC participant through which it holds such Notes to deliver the trade as booked or settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable Repurchase Date.

Upon compliance with the foregoing procedures, the Company will purchase the Notes offered for repurchase on the Repurchase Date at a price equal to their applicable Repurchase Value.  Upon such purchase, the principal amount of this Note will be reduced by the Trustee making the appropriate entry a Schedule I hereto.

Except to the extent a Repurchase Date for Notes duly offered for repurchase in accordance with the terms hereof has been postponed due to a Market Disruption Event as provided under “Valuation Date” above, the Issuer has no obligation to repurchase Notes during the ten Business Days immediately preceding the Maturity Date.

If payment of the repurchase price for any Notes duly offered for repurchase in accordance with the terms hereof is deferred beyond the originally scheduled Repurchase Date due to a Market Disruption Event as provided under “Valuation Date” above, no interest or other amount will accrue or be payable with respect to such deferred payment.

REPURCHASE VALUE:

For any Notes duly offered for repurchase in accordance with the terms thereof on any Repurchase Date, the principal amount of such Notes times the Index Factor on the Valuation Date related to such Repurchase Date times the Fee Factor on such Valuation Date.

MARKET DISRUPTION EVENTS:	Any of the following will be a Market Disruption Event, as determined by the Securities Calculation Agent:

•     any suspension or absence of, or material limitation on, trading in 20% or more by number of stocks that then comprise any sub-index of the Index or any Successor Index on the primary exchanges on which the respective Index Components trade, as determined by the Securities Calculation Agent (without taking into account any extended or after-hours trading session);

•     any event that disrupts or impairs (as determined by the Securities Calculation Agent) the ability of market participants in general to effect transactions in, or obtain market values for, 20% or more of the number of stocks that then comprise any sub-index of the Index or any Successor Index;

•     a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the number of stocks that then comprise any sub-index of the Index or any Successor Index during the one hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;

•     if in the future, such markets become relevant to the calculation or hedging of the Index, any suspension of or material limitation on trading on the primary exchanges that trade options contracts or futures contracts related to the Index Components as determined by the Securities Calculation Agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in option contracts or futures contracts related to the Index or any Successor Index; or

•     any other event, if the Securities Calculation Agent determines in its sole discretion that the event materially interferes with the ability of a hedge counterparty of the Company to unwind all or a material portion of a hedge that they have effected or may effect with respect to the Notes represented hereby.

For the purpose of determining whether a Market Disruption Event has occurred:

•     a limitation on the hours in a trading day or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

• a decision to permanently discontinue trading in a future or options contract or the Index or any Successor Index will not constitute a Market Disruption Event;

•     a suspension of trading in a futures or options contract on the Index or any Successor Index by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension of or material limitation on trading in futures or options contracts related to the Index or any Successor Index;

• a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

•     for the purpose of the first bullet of the definition of Market Disruption Event above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Securities Calculation Agent, will be considered “material”.

DISCONTINUANCE OR MODIFICATION OF THE INDEX:

If the Index Sponsor discontinues publication of the Index and the Index Sponsor or other person or entity publishes an index that the Securities Calculation Agent determines is comparable to the Index and approves as a “Successor Index”, then the Securities Calculation Agent will determine the Redemption Amount at Maturity or the amount payable upon repurchase of Notes by the Company by reference to such Successor Index for the period following such discontinuation of publication.

If the Securities Calculation Agent determines that the publication of the Index is discontinued and there is no Successor Index, or that the closing value of the Index is not available on any day on which the value of the Index is required to be determined because of a Market Disruption Event or for any other reason, or if for any other reason the value of the Index is not available to the Company or the Securities Calculation Agent on the relevant date, the Securities Calculation Agent will determine the amount payable by a computation methodology that the Securities Calculation Agent determines will as closely as reasonably possible replicate the Index.

If the Securities Calculation Agent determines that the Index, the sub-indices of the Index or the Index Components or the method of calculating the Index has been changed at any time in any respect—including any addition, deletion or substitution and any reweighting or rebalancing of Index Components and whether the change is made by the Index Sponsor or the Index Calculation Agent under its existing policies or following a modification of those policies, is due to the publication of a Successor Index, is due to events affecting one or more of the Sub-Indices or the Index Components or their issuers or is due to any other reason—then the Securities Calculation Agent will be permitted (but not required) to make such adjustments to the Index or the method of its calculation as it believes are appropriate to ensure that the value of the Index used to determine the Redemption Amount at

Maturity or the amount payable upon any repurchase of Notes by the Company is equitable.

All determinations and adjustments to be made by the Securities Calculation Agent with respect to the value of the Index and the Redemption Amount at Maturity or the amount payable upon any repurchase of Notes by the Company may be made by the Calculation Agent in its sole discretion.

BUSINESS DAY:	Any day other than a Saturday or Sunday that is not a day on which banking institutions in New York City or Stockholm generally are authorized by law, regulation or executive order to close.

TRADING DAY:

Any day on which (i) the value of the Index is calculated and published, (ii) trading is generally conducted on the New York Stock Exchange (“NYSE”), the Nasdaq Stock Market and the American Stock Exchange and (iii) trading is generally conducted on the markets on which the stocks underlying the Index are traded, in each case as determined by the Securities Calculation Agent in its sole discretion.

AUTHORIZED DENOMINATIONS:	$10 and integral multiples of $10 in excess thereof.

SECURITIES CALCULATION AGENT:	Merrill Lynch, Pierce, Fenner & Smith Incorporated.

INDEX CALCULATION AGENT:	Standard & Poor’s.

FORM:	Book-Entry.

REDEMPTION AT THE COMPANY’S OPTION (other than for tax reasons):	None.

AB SVENSK EXPORTKREDIT (Swedish Export Credit Corporation), a joint stock company duly organized and existing under the laws of Sweden (herein referred to as the “Company”), for value received, hereby promises to pay to

CEDE & CO.

, or registered assigns, the Redemption Amount at Maturity set forth above on the Maturity Date shown above.

This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (herein called the “Debt Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture dated as of August 15, 1991, as amended by Supplemental Indentures dated as of June 2, 2004 and January 30, 2006 and as the same may be further amended from time to time (the “Indenture”) duly executed and delivered by the Company to The Bank of New York Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, N.A. (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debt Securities. The Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal or face amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, and may otherwise vary as in the Indenture provided. This Note is one of a series of securities issued and to be issued under the Indenture and designated as “Medium-Term Notes, Series D” of the Company (herein called the “Notes”).

Any payment of the Redemption Amount at Maturity on the Maturity Date and any payment of the Redemption Value payable upon any repurchase of Notes by the Company or any other amount in respect of this Note (including any additional amounts as described below) will be made by the Company in U.S. dollars.  Any payment required to be made in respect of this Note on a date that is not a Business Day for such payment need not be made on such date, but may be made on the next succeeding Business Day for such payment with the same force and effect as if made on such date, and no interest shall accrue as a result of such delayed payment.

The total amount of the Redemption Amount at Maturity will be made available to the Trustee on the Maturity Date. As soon as possible thereafter, the Trustee will make such payments to the Depository in accordance with existing arrangements between the Trustee and the Depository. The Depository will allocate such payments to each book-entry Note represented by this Note then outstanding and will make payments to the participants therein in accordance with its existing operating procedures. Neither the Company nor the Trustee shall have any responsibility or liability for such payments by the Depository. So long as the Depository or its nominee is the Holder of this Note, the Depository or its nominee, as the case may be, will be considered the holder of the Notes for all purposes under the Indenture.

The total amount of the Repurchase Value payable upon the repurchase of Notes by the Company on any Repurchase Date will be paid by the Company pursuant to arrangements agreed between the Company, the Trustee and MLPF&S.  Upon surrender of such Notes by the Company to the Trustee, the Trustee will record such repurchase and reduce the remaining Principal Amount on Schedule 1 hereto.

Payment of any amount in respect of this Note will, subject to the following sentence, be made without deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges imposed upon this Note or the Holder hereof, or by reason of the making of any such payment, by Sweden or any political subdivision or taxing authority thereof or therein. If the Company is required by law to make any such deduction or withholding, it will pay such additional amount as may be necessary so that every net payment in respect of this Note paid to the Holder hereof will not be less than the amount provided for herein and in the Indenture to be then due and payable; provided, that the Holder hereof is not otherwise liable to taxation in Sweden on such payment of principal, premium or interest by reason of any relationship with or activity within Sweden other than his ownership of this Note or his receiving payment in respect hereof; and provided further that no such additional amount will be paid if the Holder hereof is able to avoid such withholding by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority.

This Note will not be subject to any sinking fund and will not be redeemable at the option of the Company, except as set forth in the next succeeding paragraph.

If, at any time subsequent to the issuance of this Note, any tax, assessment or other governmental charge shall be imposed by Sweden or any political subdivision or taxing authority thereof or therein, as a result of which the Company shall become obligated to pay any additional amount as set forth in the second succeeding paragraph of this Note (the determination as to whether payment of such additional amount would be required on account of this Note being made by the Company on the basis of treaties and laws in effect on the date of such determination or, if the Company so elects, those to become effective on or before the Maturity Date), then the Company shall have the option at any time to redeem this Note as a whole but not in part, upon not less than 30 nor more than 60 days’ prior notice to the Holder hereof, at a redemption price equal to such amount as the Securities Calculation Agent determines is the Repurchase Value of the Notes as of the Valuation Date immediately preceding the redemption date; provided, however, that at the time notice of any such redemption is given, the obligation to pay such additional amount shall remain in effect.

If an Event of Default with respect to this Note shall have occurred and be continuing, this Note may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture in such amount as the Securities Calculation Agent shall determine is the Repurchase Value of the Notes as of the Valuation Date next succeeding the date of acceleration.

In the event the Company fails to pay the Redemption Amount at Maturity on the Maturity Date or the Repurchase Value of any Notes duly offered for repurchase by the Company in accordance with the terms hereof on the applicable Repurchase Date, any such overdue payment will bear interest until the date upon which all sums due in respect thereof are received by or on behalf of the relevant Holder, at the rate per annum which is the rate for deposits in U.S. dollars for a period of six months which appears on the Reuters Screen LIBOR page as of 11:00 a.m. (London time) on the first Business Day following such failure to pay.  Such rate shall be determined by the Securities Calculation Agent.  If interest is required to be calculated for a period of less than one year, it will be calculated on the basis of the 360-day year consisting of the actual number of days in the period.

All determinations made by Securities Calculation Agent in respect of this Note, if made in good faith shall be binding on the Company and the holders of the Notes.

In case this Note shall at any time become mutilated, destroyed, stolen or lost and this Note or evidence of the loss, theft or destruction hereof (together with such indemnity and such other documents or proof as may be required by the Company or the Trustee) shall be delivered to the principal corporate trust office of the Trustee, a new Note of like tenor and principal amount will be issued by the Company in exchange for, or in lieu of, this Note. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the Holder of this Note.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, the City and State of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Security Registrar and the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, in authorized denominations and having the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner of this Note for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any agent of the Company shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of any series at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount (or, in the case of any Principal Indexed Security, principal or face amount) of the outstanding Debt Securities affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount (or, in the case of any Principal Indexed Security, principal or face amount) of the Outstanding Debt Securities of any series, on behalf of the Holders of all the Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of this Debt Security and of any Debt Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon the Debt Security.

Holders of Debt Securities may not enforce their rights pursuant to the Indenture or the Debt Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Redemption Amount at Maturity and the Repurchase Value of any Note duly offered to the Company for repurchase in accordance with the terms hereof at the time and place, and in the coin or currency, herein prescribed.

This Note is an unsecured obligation of the Company and ranks pari passu with all other unsecured and unsubordinated indebtedness of the company for borrowed money. This Note is not an obligation of the Kingdom of Sweden.

THE INDENTURE AND THIS NOTE SHALL BOTH BE DEEMED TO BE CONTRACTS MADE UNDER THE LAW OF THE STATE OF NEW YORK, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH SUCH LAW FOR ALL PURPOSES, EXCEPT THAT MATTERS RELATING TO THE AUTHORIZATION AND EXECUTION BY THE COMPANY OF THE INDENTURE AND THIS NOTE AND, IF THIS NOTE IS AT ANY TIME SECURED BY PROPERTY OR ASSETS IN SWEDEN, MATTERS RELATING TO SUCH SECURITY AND THE ENFORCEMENT THEREOF IN SWEDEN, SHALL BE GOVERNED BY THE LAWS OF SWEDEN.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Note shall not become valid or obligatory for any purpose unless and until this Note has been authenticated by The Bank of New York Trust Company, N.A., or its successor, as Trustee.

IN WITNESS THEREOF, the Company has caused this Note to be executed by one or more officers of the Company authorized for such purpose by a facsimile of such officer’s or such officers’ signatures to be impressed, imprinted, engraved or otherwise reproduced hereon.

Dated: August 8, 2007	AB SVENSK EXPORTKREDIT
(Swedish Export Credit Corporation)

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities

Issued under the within-mentioned indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A. (AS SUCCESSOR IN INTEREST TO J.P. MORGAN TRUST COMPANY, N.A.)

as Trustee

By:
Authorized Officer

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:	Signature:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the written instrument in every particular, without alteration or enlargement or any change whatever.

SCHEDULE 1

Date	Principal Amount of Notes Issued	Principal Amount of Notes Repurchased	Remaining Principal Amount

August 8, 2007		$—	$